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                                                                    Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated March 20, 2003 accompanying the consolidated financial statements and schedule included in the Annual Report of Kitty Hawk, Inc. and subsidiaries on Form 10-K for the year ended December 31, 2002, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


GRANT THORNTON LLP

Dallas, Texas
September 24, 2003